UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 26, 2019
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5100 E Skelly Dr., Suite 500, Tulsa, OK	74135
	(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTRX	NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c).  On August 26, 2019, Joseph F. Montalbano, age 70, notified Matrix Service Company (the “Company”) of his intention to retire from the role of Vice President and Chief Operating Officer of the Company, effective June 30, 2020.
As part of a succession transition to the planned retirement of Mr. Montalbano, the Company has created an interim position of President, Operations.  Effective September 3, 2019, Alan R. Updyke has been appointed to this new position and will transition to the Chief Operating Officer position of the Company on July 1, 2020, upon Mr. Montalbano’s retirement.  Mr. Updyke, age 59, has served as President of Matrix Service Inc., one of the Company's principal operating subsidiaries, since February 2018. He previously served as Senior Vice President, Operations for Matrix Service Inc. from September 2014 to January 2018.  Prior to that, he served as Vice President of Construction for Matrix Service Inc. from July 2012 to August 2014.  Prior to joining Matrix Service, Inc., Mr. Updyke held various executive level roles within the industry.
In connection with his promotion, Mr. Updyke will receive a base salary of $480,000 per year and 27,130 restricted stock units (“RSUs”) under the Matrix Service Company 2018 Stock and Incentive Compensation Plan. The RSUs will vest in four equal annual installments beginning one year after the date of grant. In the event that Mr. Updyke is terminated for other than cause within the first two years of the date of grant, all unvested RSUs under this grant will become vested.
Mr. Updyke will continue to participate in the Company’s annual/short-term incentive compensation plan and his target bonus is unchanged at 75% of his base salary. The annual payment under the plan is based on the achievement of performance criteria and will range from 0% to 200% of Mr. Updyke’s target bonus.
Mr. Updyke currently has a Change of Control/Severance Agreement with the Company and there are no changes to the terms of this agreement in connection with his promotion.  Under this agreement:

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If the Company experiences a “change of control” and Mr. Updyke suffers an “adverse event” or is terminated from employment for reasons other than “cause,” he will receive severance pay equal to one year of base salary plus the average annual bonus compensation paid to him in the previous three calendar years.  In addition, all forms of equity benefits vest and restrictions on such benefits lapse immediately.

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In the absence of a change of control, if Mr. Updyke is terminated from employment for reasons other than cause, he will receive severance pay equal to one year of base salary plus the average annual bonus compensation paid to him in the previous three calendar years.

All benefits paid under this agreement are conditional upon Mr. Updyke executing a non-interference, non-solicitation, waiver and release of claims and confidentiality agreement in a form satisfactory to the Company.  Failure to execute such an agreement prior to the payment date will be considered an absolute forfeiture of the severance benefit.  In the event Mr. Updyke is terminated for cause, all benefits and payments under the agreement are forfeited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: August 28, 2019	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer